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                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM 8-K



         CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES ACT OF 1934






DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 17, 1998



                          ZERO CORPORATION
      (Exact name of registrant as specified in its charter)



        DELAWARE                   1-5260          95-1718077
(State or other jurisdiction    (Commission      (IRS Employer
 of incorporation)               File Number)     Identification No.)


   444 SOUTH FLOWER STREET, LOS ANGELES, CALIFORNIA   90071-2922
      (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code   (213)629-7000

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ITEM 5.  OTHER EVENTS.

On February 13, 1998 the Company announced an agreement to extend the escrow period for the sale of its property located in Burbank, California. The Company had previously announced on February 4, 1998 that the agreement to purchase the property had terminated. Copies of the press releases are attached to this report as exhibits and are incorporated herein by reference.


ITEM 7.  EXHIBITS.

     (a)   99.1 Press release dated February  3, 1998
     (b)   99.2 Press release dated February 13, 1998










































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                             SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ZERO CORPORATION



Dated:  February 17, 1998     By:  /S/ ANITA J. CUTCHALL
                                   Anita J. Cutchall
                                   Vice President-Legal and
                                   Corporate Secretary





































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